Exhibit 16.1

August 4, 2014

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Mojo Organics, Inc.’s Form 8-K dated August 4, 2014 and we agree with the statements made concerning our firm.

Very truly yours,

/s/ Friedman LLP